 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2022

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 8, 2021, August 2, 2021, and September 7, 2021, the Company executed three Convertible Promissory Notes (the “Geneva Notes”), respectively, payable to Geneva Roth Remark Holdings, Inc. (“Geneva Roth”), pursuant to which the Company borrowed $128,750, $55,000, and $43,750, respectively, as disclosed on the Form 8-K filed on November 29, 2021. One of the Events of Default as defined in the Geneva Notes is failure to comply with the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”). On October 30, 2021, the Company failed to file its annual report on Form 10-K for the fiscal year ended July 31, 2021.

Under the terms of the Geneva Notes, once a notice of default is received by the Company, the Company has twenty days to cure the default by becoming current on its filing requirements. On December 14, 2021, the Company received notice from Geneva Roth declaring the Company to be in default under the Geneva Notes for failing to comply with the reporting requirements of the Exchange Act. Therefore, on January 3, 2022, following the expiration of the 20-day cure period, the Geneva Notes became in default, triggering acceleration and an obligation to pay the Default Sum, as defined thereunder.

As of the date of this report on Form 8-K, the Company has not become current with its filing requirements under the Exchange Act and, therefore, continues to be in default on the Geneva Notes.

The Company calculates the amount due under the Geneva Notes, with penalties and interest, to be approximately $357,843 as of the date of this report on Form 8-K. The Company is currently in settlement negotiations regarding the resolution of these notes, but there is no assurance that a satisfactory resolution will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2022

Rivulet Media, Inc., a Delaware corporation

By: /s/ Rick Gean

       Rick Gean, Interim CFO